Exhibit 99.1

                  Occupational Health + Rehabilitation Inc
             First Quarter 2005 Net Income More Than Doubles to
                       $425,000 from $201,000 in 2004

    HINGHAM, Mass.--(BUSINESS WIRE)--May 25, 2005--Occupational Health + Rehabilitation Inc ("OH+R") (OTCBB:OHRI) reported financial results for the quarter ended March 31, 2005.

    Quarter Highlights:

    --  3% increase in revenue to $14,523,000 in 2005 from $14,105,000 in 2004.

    -- 27% increase in center operating profits to $2,502,000 in 2005 from $1,965,000 in 2004.

    -- 59% increase in income from operations to $1,169,000 in 2005 from $734,000 in 2004.

    -- 111% increase in net income to $425,000 in 2005 from $201,000 in 2004.

    -- Adjusted EBITDA of $1,503,000 in 2005 compared to $1,119,000 in 2004.

    John C. Garbarino, OH+R's President and Chief Executive Officer, said, "Net income of $425,000 for the three months ended March 31, 2005 was a record for a first quarter. This solid performance represents our sixth consecutive quarter of profitability and confirms our belief in the effectiveness of our operating model. Net revenue at centers open for comparable periods in both years increased 5%, primarily due to growth in revenue per visit as a result of price increases. Same center new injury initial visits grew 2.5% in the quarter, a marked improvement from the 2004 performance when such visits decreased from the prior year. Prevention and regulatory compliance services revenue increased 4% in the quarter.
    "Center operating margin increased to 17.2% of net revenue from 13.9% in the prior year with higher prices being the primary contributory factor to this improvement."

    OH+R is a leading occupational healthcare provider specializing in the prevention, treatment and management of work-related injuries and illnesses, as well as regulatory compliance services. The company operates 35 occupational health centers, and also delivers workplace health services at employer locations throughout the United States. OH+R's mission is to reduce the cost of work-related injuries and illnesses, and other healthcare costs for employers while improving the health status of employees through high quality care and extraordinary service. OH+R expects to continue to expand its network of service delivery sites, principally through joint ventures with hospitals and development of its workplace health programs.

    Statements contained in this release that are not based on historical information are forward looking statements subject to uncertainties and risks, including, but not limited to, economic conditions; pricing issues; the impact of competition; and other factors discussed in OH+R's filings with the Securities and Exchange Commission.

               OCCUPATIONAL HEALTH + REHABILITATION INC
                    Unaudited Financial Highlights
               (in thousands, except per share amounts)

                         Statements of Income

                                                       Three Months
                                                           Ended
                                                         March 31,
                                                     -----------------
                                                        2005     2004
                                                     -------- --------
Net revenue                                          $14,523  $14,105
                                                     -------- --------

Center operating profit                              $ 2,502  $ 1,965
                                                     -------- --------

Center operating margin                                 17.2%    13.9%
                                                     -------- --------

Income from operations                               $ 1,169  $   734
                                                     -------- --------

Net income                                           $   425  $   201
                                                     -------- --------

Net income available to common shareholders
 - basic                                             $   425  $   201
                                                     -------- --------

Net income per common share
          - basic                                    $  0.14  $  0.07
                                                     -------- --------
          - diluted                                  $  0.12  $  0.06
                                                     -------- --------

Weighted average common shares outstanding
          - basic                                      3,093    3,088
                                                     -------- --------
          - diluted                                    3,488    3,213
                                                     -------- --------

Other Data:
Adjusted EBITDA (non-GAAP)                           $ 1,503  $ 1,119
                                                     -------- --------

                            Balance Sheets

                                                      March   December
                                                        31,      31,
                                                       2005     2004
                                                     -------- --------
Assets:
        Cash                                         $ 2,460  $ 1,082
        Accounts receivable, net                      10,479   10,577
        Other current assets                           1,599    1,699
        Non-current assets                             9,964   10,555
                                                     -------- --------
            Total Assets                             $24,502  $23,913
                                                     ======== ========

Liabilities and Stockholders' Equity:
        Current liabilities                          $15,740  $15,318
        Long-term debt (less current maturities)         417      604
        Minority interests                             1,307    1,388
        Stockholders' equity                           7,038    6,603
                                                     -------- --------
            Total Liabilities and Stockholders'
             Equity                                  $24,502  $23,913
                                                     ======== ========



               OCCUPATIONAL HEALTH + REHABILITATION INC
      Unaudited Reconciliation of Net Income to Adjusted EBITDA
                            (in thousands)


                                                        Three Months
                                                            Ended
                                                          March 31,
                                                       ---------------

                                                         2005    2004
                                                       ------- -------

Net income                                             $  425  $  201

  Tax provision                                           310     139
  Interest expense, net                                   177     194
  Depreciation expense                                    320     372
  Amortization expense                                     14      13
                                                       ------- -------

EBITDA                                                  1,246     919

  Minority interest                                       257     200
                                                       ------- -------

Adjusted EBITDA                                        $1,503  $1,119
                                                       ======= =======

    EBITDA represents net income (loss) before interest expense, net, income tax provision (benefit), and depreciation and amortization expense. Adjusted EBITDA represents EBITDA before minority interest and contractual settlements, net. The Company considers Adjusted EBITDA to be a key indicator of operating performance since it is (a) an important factor in the determination of compliance with one of the financial covenants under the Company's revolving line of credit; and
(b) a standard financial measurement for determining the amount of cash generated by the Company's operations.
    Adjusted EBITDA is not a defined term under Generally Accepted Accounting Principles ("GAAP"). Adjusted EBITDA excludes changes in working capital, capital expenditures and other items that are set forth on a cash flow statement presentation of a company's operating, investing and financing activities. It also excludes the effects of interest expense, depreciation and amortization expense, income taxes and other items included when determining a company's net income. Hence, this measure should not be used either in isolation or as a substitute for the determination of net income operating cash flow, or other similar GAAP-related measures.



    CONTACT: Occupational Health + Rehabilitation Inc
             John C. Garbarino
             President and Chief Executive Officer
             or
             Keith G. Frey
             Chief Financial Officer
             781-741-5175